COMSTOCK ANNOUNCES RESULTS OF ANNUAL SHAREHOLDERS MEETING

VIRGINIA CITY, NEVADA, JUNE 2, 2022 – Comstock Inc. (NYSE: LODE) (“Comstock” and the “Company”) announced today that it had conducted its Annual Meeting of Shareholders on May 26, 2022, providing shareholders updates on the Company’s commercialization of decarbonization technologies and businesses, including the Company’s electrification (“LiNiCo”) and cellulosic fuels (“Bioleum™”) products.

Annual General Meeting
The Company’s Executive Chairman, Mr. Corrado De Gasperis, presided over the annual meeting, held in Reno, Nevada, and presented the Company’s new Vision, Mission and Goal, including a summary of the major differentiators in each of the Company’s decarbonization technologies and businesses. The meeting represented one of the largest shareholder turnouts.
A copy of the presentation may be viewed at YouTube by copying and pasting the following URL into your web browser: https://youtu.be/AC4-926jJ3s
The meeting continued with presentations on the electrification and cellulosic fuels businesses.
Electrification Products
The Company announced the completion of its first pilot facility for breakthrough LIB crushing, separating, and conditioning process, and displayed the system’s ability for producing black mass during the annual meeting, successfully confirming LIB processing without discharge and the production of highly concentrated “black mass” powders. Demonstration models and product samples were available for viewing by all shareholders present at the meeting. The update was presented by the Company’s Chief Operating Officer, Mr. William McCarthy.
A copy of the presentation may be viewed at YouTube by copying and pasting the following URL into your web browser: https://youtu.be/FrAaHY528_E
The research and development facility will complete a series of remaining trials, with existing varieties of LIB batteries on hand, before being permanently deployed into LiNiCo’s state-of-the art battery recycling facility in Nevada later this year.
“Our novel crushing and separating systems deliver a number of unique features enabling a broader range of LIB feedstocks that produce high purity black masses for a variety of downstream extraction processes,” said Corrado De Gasperis, Comstock’s executive chairman and chief executive officer. “The system is so versatile that we can manufacture large scale, centralized deployments and much smaller-scale, fast and profitable localized deployments.”

The Company is completing a modified air quality permit for its LIB processes at LiNiCo’s state-of-the-art recycling facility in Nevada, as well as the permit for its new battery storage and transfer facility in Nevada, for submission during this second quarter of 2022, and expects to receive all required permits, including the previously submitted permits, this year.
Cellulosic Fuels
The Company overviewed the competitive advantages of its cellulosic fuels technology as it pertained to variables such as availability of feedstocks for continuous growth, lower costs of feedstocks, enhanced carbon impact and resulting higher revenues, especially its expansion into Bioleum and its derivatives, drop in diesel, sustainable aviation and marine fuels, among others. The Company is currently expanding its existing cellulosic demonstration systems in Wisconsin to include the production of Bioleum. Demonstration models and product samples were available for viewing by all shareholders at the meetings. The update was presented by the Company’s Chief Technology Officer, Mr. David Winsness.

A copy of the presentation may be viewed at YouTube by copying and pasting the following URL into your web browser: https://youtu.be/odQX-4d7oaM

About Comstock
Comstock (NYSE: LODE) innovates technologies that contribute to global decarbonization and circularity by efficiently converting under-utilized natural resources into renewable fuels and electrification products that contribute to balancing global uses and emissions of carbon. The Company intends to achieve exponential growth and extraordinary financial, natural, and social gains by building, owning, and operating a fleet of advanced carbon neutral extraction and refining facilities, by selling an array of complimentary process solutions and related services, and by licensing selected technologies to qualified strategic partners. To learn more, please visit www.comstock.inc.
Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future changes in our research and development; and future prices and sales of, and demand for, our products and services. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Neither this press release nor any related call or discussion constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 www.comstock.inc	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com